EXHIBIT 99.2

     The Lawrence Weissberg Revocable Living Trust
             100 Spear Street, Suite 520
               San Francisco, CA  94105




                                 August 6, 2004


Dover Investments Corporation
100 Spear Street, Suite 520
San Francisco, CA  94105

Attention:  Board of Directors


Re:  Dover Investments Corporation (the "Company")

Gentlemen,

	I write on behalf of The Lawrence Weissberg Revocable Living Trust (the "Trust") regarding the proposal made by the Trust on January 27, 2004 to take the Company private. After due consideration of the discussions we have had with the Chairman of the Special Committee, the Trust has decided to increase to $30.50 per share the cash consideration proposed to be paid in this transaction. In addition, as requested by the Special Committee of the Board of Directors formed to evaluate the proposed transaction, accompanying this letter is a term sheet detailing the principal terms and conditions of the transaction contemplated by the Trust.


				Very truly yours,


                        THE LAWRENCE WEISSBERG
                        REVOCABLE LIVING TRUST
                        U/D/T NOVEMBER 25, 1992

                        By:/s/ Frederick M. Weissberg
                           Frederick M. Weissberg, Trustee